 Exhibit 1.2

Pricing Agreement

NatWest Markets Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

United States of America

As Representative of the several
Underwriters named in Schedule I hereto,

June 23, 2021

Ladies and Gentlemen:

NatWest Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 23, 2021 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of themselves and on behalf of each of the Underwriters of the Contingent Capital Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representative referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

The Underwriters agree as among themselves that they will be bound by and will comply with the Master Agreement Among Underwriters dated January 13, 2021 governing the relationship among NatWest Markets Securities Inc. and the underwriters parties thereto (the “Agreement Among Underwriters”) with respect to the Contingent Capital Notes and further agree that (so far as the context permits) references in the Agreement Among Underwriters to “Underwriter” shall refer to the Underwriters herein.

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Very truly yours,

NATWEST GROUP PLC

By:	/s/ Donal Quaid
	Name:	Donal Quaid
	Title:	NatWest Group Treasurer

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[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

NatWest Markets Securities Inc.

By:	/s/ David Jones
	Name:	David Jones
	Title:	Director

For themselves and as Representative of the several Underwriters

[Signature Page to the Pricing Agreement]

SCHEDULE I

		Principal Amount of Notes to be Purchased

NatWest Markets Securities Inc.		$412,500,000
Citigroup Global Markets Inc.		$112,500,000
Morgan Stanley & Co. LLC		$112,500,000
UBS Securities LLC		$112,500,000
	Total:	$750,000,000

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

$750,000,000 4.600% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the “Contingent Capital Notes”)

Aggregate principal amount of Contingent Capital Notes:

$750,000,000 principal amount of the Contingent Capital Notes

Price to Public:

100.000% of the principal amount of the Contingent Capital Notes

Purchase Price by Underwriters:

99.325% of the principal amount of the Contingent Capital Notes

Underwriting Commission:

0.675% for the Contingent Capital Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

3:36 p.m. (New York time), June 23, 2021

Time of Delivery:

9:30 a.m. (New York time), June 28, 2021

Indenture:

Amended and Restated Indenture dated as of August 10, 2015, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as amended and supplemented by the Fifth Supplemental Indenture dated August 19, 2020 (the “Fifth Supplemental Indenture”) and one or several supplemental indentures between the Company and the Trustee to be dated on or about June 28, 2021 (together with the Base Indenture and the Fifth Supplemental Indenture, the “Indenture”).

Issue Date:

June 28, 2021

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate for the Contingent Capital Notes:

-	From and including the Issue Date to but excluding December 28, 2031 (the “First Reset Date”), 4.600% per annum

-	From and including the First Reset Date and every fifth anniversary thereafter (each, a “Reset Date”) thereafter to but excluding the next succeeding Reset Date, interest will accrue on the Contingent Capital Notes at a rate per annum equal to the sum of the applicable U.S. Treasury Rate as determined by the Calculation Agent on the relevant Reset Determination Date and 3.100%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 being rounded down).

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2021.

Interest Record Dates:

The regular record dates for the Contingent Capital Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each a “Record Date”). The term “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London, England.

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

U.K. Bail-In Power:

The Contingent Capital Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representative:

Designated Representative: NatWest Markets Securities Inc.

Address for Notices: 600 Washington Boulevard, Stamford, CT 06901, United States of America

CUSIP:

639057AD0 for the Contingent Capital Notes

ISIN:

US639057AD02 for the Contingent Capital Notes

Stock Exchange Listing:

Application has been made to the London Stock Exchange for the Contingent Capital Notes to be admitted to trading on the International Securities Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.